STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 May 8, 2003
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                    Adirondack Pure Springs Mt. Water Co., Inc.
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              Exact Name of Registrant as Specified in its Charter


     New York                        0-30276                        11-3377469
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State or other                     Commission File                IRS Employer
Jurisdiction of                        Number                    Identification
Incorporation                                                         Number



       100 Quentin Roosevelt Boulevard - Suite 404, Garden CIty, NY 11530
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            Address of Principal Executive Office, Including Zip Code


                                 (516) 222-0100
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               Registrant's Telephone Number, Including Area Code


ITEM 4.  Change in Registrant's Certifying Accountant.

     On February 24, 2003, the Company's Accountant Eric Bolin, CPA, P.C. of Rockville Maryland, resigned from its engagement as the Company's auditor. As a result thereof, and on May 8, 2003, the Company engaged Bloom & Co., LLP as the Company's independent certified public accountants, to audit the Company's financial statements for the fiscal year ending February 28, 2003. The decision to change accountants and to select a new auditor was approved by the Company's Board of Directors.

     During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation, the Company has had no disagreements with Eric Bolin, CPA on any matter of accounting principals or paractices, financial statement disclosure or auditing scope or procedure.

     No accountant's report on the financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainity, audit scope or accounting principles, except for the going concern qualification as shown on the previous 8K for the resignation of the predecessor accountant.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 2003


                                    Adirondack Pure Springs Mt. Water Co., Inc.

                                    By: /s/ David Sackler
                                    David Sackler
                                    President